EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 3, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2010 – April 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	-0.4%	2.5%	16.6%	0.0%	-1.8%	2.3%	-1.8%	9.7%	-28.6%	-0.1	-0.3
B**	0.5%	-0.4%	2.3%	16.0%	-0.6%	-2.4%	1.6%	-2.4%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	0.5%	-0.4%	3.0%	18.4%	2.1%	0.2%	N/A	0.2%	9.5%	-23.7%	0.1	0.0
Legacy 2***	0.5%	-0.4%	2.9%	18.4%	1.9%	-0.1%	N/A	-0.1%	9.5%	-24.4%	0.0	0.0
Global 1***	0.5%	-0.4%	3.1%	19.3%	2.6%	0.1%	N/A	0.1%	9.1%	-21.9%	0.1	0.0
Global 2***	0.5%	-0.4%	3.1%	19.1%	2.4%	-0.1%	N/A	-0.1%	9.1%	-22.4%	0.0	0.0
Global 3***	0.5%	-0.4%	2.7%	17.5%	0.8%	-1.8%	N/A	-1.8%	9.1%	-26.2%	-0.1	-0.3

S&P 500 Total Return Index****	0.3%	0.0%	0.9%	11.9%	16.3%	14.1%	8.2%	14.1%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	0.8%	1.1%	5.0%	19.9%	6.5%	10.1%	7.6%	10.1%	11.8%	-15.5%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	11%	Short	Crude Oil	3.0%	Short	11%	Short	Crude Oil	3.0%	Short
			Brent Crude Oil	2.2%	Short			Brent Crude Oil	2.2%	Short
Grains/Foods	10%	Short	Sugar	1.5%	Short	10%	Short	Sugar	1.5%	Short
			Live Cattle	1.2%	Long			Live Cattle	1.2%	Long
Metals	6%	Short	Gold	2.0%	Short	6%	Short	Gold	2.0%	Short
			Aluminum	0.9%	Short			Aluminum	0.9%	Short
FINANCIALS	73%					73%
Currencies	19%	Long $	Euro	4.1%	Short	19%	Long $	Euro	4.1%	Short
			Swiss Franc	1.4%	Short			Swiss Franc	1.4%	Short
Equities	27%	Long	S&P 500	4.3%	Long	27%	Long	S&P 500	4.3%	Long
			DJ Eurostoxx 50 Index	3.5%	Long			DJ Eurostoxx 50 Index	3.5%	Long
Fixed Income	27%	Long	Eurodollars	4.2%	Long	27%	Long	Eurodollars	4.2%	Long
			U.S. 10-Year Treasury Notes	3.3%	Long			U.S. 10-Year Treasury Notes	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied nearly 5% after the U.S. Energy Information Administration reported a larger-than-expected reduction in domestic inventories.  Crude oil markets moved higher as U.S. gasoline inventories decreased while domestic crude oil production fell.

Grains/Foods
Corn markets finished lower after the U.S. Department of Agriculture increased its forecast of future supplies.  Wheat market rallied because of concerns new regulations in Russia may limit global supplies.  Sugar markets also moved higher, propelled by U.S. dollar weakness and strong demand from commodity buyers.

Metals
Gold prices finished higher as strength in the U.S. dollar fostered buying.  Base metals markets fell as a result of weak U.S. economic indicators and concerns U.S. industrial production may continue to slow.

Currencies
The U.S. dollar fell sharply after a disappointing jobs report for March fueled speculation the Federal Reserve will continue to delay raising interest rates.  The euro strengthened on speculation Greece could come to a new agreement with its creditors and avoid defaulting on its debt obligations.  The Australian dollar fell versus its U.S. counterpart as investors anticipate additional interest rate cuts by the Reserve Bank of Australia.

Equities	In a holiday-shortened week of trading, global equity prices increased modestly due to optimism spurred by upbeat weekly unemployment data and speculation Friday’s job report would be bullish.
Fixed Income
U.S. fixed-income prices rallied sharply after the release of Friday’s jobless report showed the U.S. added far fewer jobs than had been expected.  The U.S. employment report also fueled speculation the U.S. Federal Reserve will now wait until at least September 2015 to raise interest rates, which also contributed to the rally in fixed-income prices.  German Bund markets also rose, buoyed by strong demand during a recent debt auction.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.